Exhibit 99.01

ChromaDex Announces $2,000,000 Registered Direct Offering

- Financing Increases Stockholder Equity as Company Pursues an Uplisting to a National Exchange -

IRVINE, Calif., November 5, 2015 – ChromaDex Corp. (OTCQX: CDXC), an innovator of proprietary health, wellness, and nutritional ingredients that creates science-based solutions for dietary supplements, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today it has entered into an agreement with three of its largest existing shareholders - Dr. Philip Frost, and its two former co-Chairmen, Barry Honig and Michael Brauser- to purchase $2,000,000 of the Company’s common stock in a registered direct offering. No underwriter or placement agent was used in the offering.

Proceeds from the transaction will be used for additional working capital as well as to meet stockholder equity requirements for a potential uplisting for the Company’s shares on a national exchange.

The Company agreed to sell a total of 200,000 units (the “Units”) at a purchase price of $10.00 per Unit, with each Unit consisting of eight shares of the Company’s common stock, par value of $0.001 per share (“Common Stock”). The closing of the offering is expected to take place on or about November 9, 2015, subject to the satisfaction of customary closing conditions. All of the shares of common stock were offered pursuant to an effective shelf registration statement. In addition, each purchaser will receive four 3 year warrants exercisable at $1.50 per share for each Unit purchased.

A shelf registration statement relating to the shares of common stock issued in the offering has been filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"). A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and accompanying prospectus, when available, may be obtained at the SEC's website at http://www.sec.gov. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About ChromaDex:
ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; ProC3G®, a natural black rice containing cyanidin-3-glucoside; IMMULINA™, a spirulina extract; and Suntava® Purple Corn derived from a proprietary non-GMO purple corn hybrid which contains an extraordinarily high level of anthocyanins. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in ChromaDex's business. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended January 3, 2015, ChromaDex's Quarter Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

CONTACT:          ChromaDex Company Contact:
Andrew Johnson
Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Investor Contact:
The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

Statements in this press release have not been evaluated by the Food and Drug Administration.  Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.